SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2004

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 8. Other Events

mPhase Technologies, Inc. issued a press release on September 28, 2004 regarding the announcement that mPhase, through the Bell Laboratories Division of Lucent Technologies Inc., have in lab tests proven that it is possible to fabricate nanotech-based batteries which can store electric current which press release is attached as an exhibit hereto.

Press Release, dated September 28, 2004 of mPhase Technologies, Inc.

[Signature on following page.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: September 29, 2004

EXHIBIT INDEX

Exhibit	Description
Press Release, dated September 28, 2004, of mPhase Technologies, Inc.

Lucent Technologies: mPhase Technologies and Bell Labs successfully demonstrate first battery based on 'Nanograss'

Team proves feasibility of Nanotech-based electrochemical power storage and generation

Sep 28, 2004 (M2 PRESSWIRE via COMTEX) - NORWALK, Conn, and MURRAY HILL, NJ -mPhase Technologies [OTCBB:XDSL] and Lucent Technologies [NYSE: LU] today announced a major milestone for future commercialization of a nanotechnology-based battery. Lab tests, which have been replicated, proves it is possible to fabricate nanotech-based batteries, which can store and generate electric current. The project is based on a joint program with Bell Labs, the R&D arm of Lucent Technologies.

The prototype demonstration was conducted at Lucent's New Jersey Nanotechnology Consortium (NJNC), one of the world's most advanced design, development and fabrication facilities for nanotechnology, based at Belt Labs in Murray Hill, N.J.

The companies had previously announced a broad agreement to develop and commercialize this technology.

The prototype battery is based on a Bell Labs discovery that liquid droplets of electrolyte will stay in a dormant state atop microscopic structures called "nanograss" until stimulated to flow, thereby triggering a reaction producing electricity. The experiment proved that this super-hydrophobic effect of liquids can permit precise control and activation of the batteries on demand.

Future batteries based on this technology have the potential to deliver far longer shelf life and better storage capacity than existing battery technology. Potential initial applications for this technology may include defense, industrial, healthcare and consumer electronics. mPhase is also targeting the nanobattery for use in a technically-improved, lighter weight battery design.

"The theory behind the nanobattery is now proven in practical terms, and we are delighted to proceed with development of prototypes to meet initial customer requirements," said Ronald A. Durando, CEO of mPhase Technologies. "Considering that we have come this far in only six months of collaboration with Bell Labs and the NJNC illustrates the solidity of this technical approach and bodes well for practical commercialization."

"The use of nanograss for battery technology is an exciting development for the fields of nanotechnology and power management," said Dave Bishop, vice president of nanotechnology research at Bell Labs and president of the New Jersey Nanotechnology Consortium. "In general, improvements in battery technology have come very slowly in comparison to accelerating development cycles such as Moore's Law in semiconductors. We believe nanotech, specifically nanograss technology, will allow us to make a significant leap forward in battery capabilities."

mPhase and Lucent announced an agreement in March 2004. under which mPhase plans to commercialize the nanobattery under license from Lucent. mPhase projects its nanobattery to be commercially available in 12-15 months, and plans to produce the technology packaged in various configurations. A primary development goal is to create a battery that could have a shelf life lasting decades, yet can be activated instantaneously.

About mPhase

mPhase Technologies Inc. (XDSL) develops and commercializes next-generation telecommunications and nanotechnology solutions, delivering novel systems to the marketplace that advance functionality and reduce costs, in telecommunications, the Company's mPhase TV+ platform cost-effectively and reliably delivers entertainment digital television, high-speed Internet access and traditional telephone service over existing copper telephone lines. mPhase also offers a growing line of innovative DSL component products, such as the iPOTS, designed to help service providers lower the provisioning and operating costs associated with DSL. The company is bringing nanotechnology out of the laboratory and into the market with a planned innovative, long-life power cell.

More information is available at the mPhase Web site at www.mPhaseTech.com.

About Bell Labs and Lucent Technologies

Bell Labs is the leading source of new communications technologies. It has generated more than 30,000 patents since 1925 and has played a pivotal role in inventing or perfecting key communications technologies, including transistors, digital networking and signal processing, lasers and fiber-optic communications systems, communications satellites, cellular telephony, electronic switching of calls, touch-tone dialing, and modems. Bell Labs scientists have received six Nobel Prizes in Physics, nine U.S. National Medals of Science and eight U.S. National Medals of Technology. For more information about Bell Labs, visit its Web site at www.bell-labs.com.

Lucent Technologies designs and delivers the systems, services and software that drive next-generation communications networks. Backed by Bell Labs research arid development, Lucent uses its strengths in mobility, optical, software, data and voice networking technologies, as well as services, to create new revenue-generating opportunities for its customers, while enabling them to quickly deploy and better manage their networks, Lucent's customer base includes communications service providers, governments and enterprises worldwide. For more information on Lucent Technologies, which has headquarters in Murray Hill, N.J., USA, visit http://www.lucent.com.

About The New Jersey Nanotech Consortium

The New Jersey Nanotechnology Consortium (NJNC) provides rapid and cost-effective access to world-class nanotechnology research and development services, A subsidiary of Lucent Technologies, based at and run by Bell Labs, the NJNC conducts basic and applied nanotechnology research and provides fabrication and packaging capabilities, fulfilling its mission of bringing nanotech ideas from concept to commercialization.

The NJNC is also supported by the State of New Jersey, enabling participation of local research universities Including Rutgers University, New Jersey Institute of Technology and The University of Medicine and Dentistry of New Jersey.

Safe Harbor Statement

This news release contains forward-looking statements related to future growth and earnings opportunities. Such statements are based upon certain assumptions and assessments made by management of both companies In light of current conditions, expected future developments and other factors they believe to be appropriate. Actual results may differ as a result of factors over which the companies have no control.

CONTACT: Rich Teplitsky, Lucent Technologies Tel: +1 908 582 5700 e-mail: rteplitsky@lucent.com Sam Gronner, Gronner PR Associates for mPhase Tel: +1 201 592 7896 e-mail: sam@gronnerpr.com

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